Exhibit 5.1

OPINION CERTIFICATE

June 30, 2011

Fenwick & West LLP

801 California Street

Mountain View, California 94041

Ladies and Gentlemen:

The following information and representations are being furnished to you in connection with a registration statement (the “Registration Statement”) on Form S-8 to be filed with the Securities and Exchange Commission (the “Commission”) on or about June 30, 2011 under the Securities Act of 1933, as amended, in connection with the registration of an aggregate of an aggregate of 4,979,263 shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), that are subject to issuance by the Company under the Company’s 2011 Equity Incentive Plan (the “2011 Plan”). You may rely upon this Opinion Certificate in the preparation of the opinion of counsel that you will deliver as Exhibit 5.01 of the Registration Statement. No other person or entity may rely upon this Opinion Certificate. Capitalized terms not otherwise defined herein shall have the same meanings that such capitalized terms have in your opinion.

The Company hereby represents and warrants to you that the following statements are true and complete in every material respect on and as of the date of this Certificate.

1. The Company is a Delaware corporation engaged in the business described in the annual report on Form 10-K filed on March 14, 2011. The Company is not a municipal corporation, bank or corporation for charitable, penal, reformatory or educational purposes.

2. The Company has provided you true and complete copies of all actions, consents and minutes of all meetings of Board of Directors and stockholders relating to the approval of the 2011 Plan. All copies of such actions, consents and minutes are true and complete copies of the originals. The Company is not aware of any contract, obligation or other commitment of the Company or the Predecessor that might have a material effect on the opinion you will deliver pursuant to the Registration Statement, other than those listed in your opinion, true and complete copies of which have been furnished to you.

3. The Company is qualified to do business with, and is qualified to do business in the States of California.

4. The Company has not received notice of the revocation of its authority to do business, and to the knowledge of the Company, is in good standing in the State of California. The Company has no knowledge of any vote or written consent of the stockholders electing to initiate a voluntary or involuntary liquidation, winding-up or dissolution of the Company nor any calling of a meeting of stockholders for that purpose. The Company’s Board of Directors has not elected to initiate a voluntary or involuntary liquidation, winding-up or dissolution of the Company nor called a meeting to do so. None of the members of the Board of Directors and none of the stockholders has initiated any action seeking the involuntary dissolution of the Company. Neither the Company nor any stockholder has received any communication from any other person threatening the Company with commencement of involuntary liquidation proceedings. No petition is pending before any court of the United States under which the Company is a debtor or an alleged debtor pursuant to the U.S. Bankruptcy Code.

5. The Company has a valid business license and, to the knowledge of the Company, has all other licenses, permits, franchises or governmental authorizations required for the conduct of its business.

6. The Certificate of Incorporation and Bylaws of the Company filed as Exhibit’s to the Company’s most recent Annual Report on Form 10-K are the currently effective certificate of incorporation and bylaws of the Company, respectively. Neither the Board of Directors nor the stockholders of the Company have approved or adopted any change or amendment to such Certificate of Incorporation or Bylaws.

7. Victor Viegas, Shum Mukherjee and Amie Peters are the Chief Executive Officer, Chief Financial Officer and General Counsel and Secretary, respectively of the Company.

8. The current directors of the Company are Victor Viegas, Anne DeGheest, John Fichthorn, Jack Saltich, Carl Schlachte and David Sugishita.

9. As of June 28, 2011, the issued and outstanding capital stock of the Company is as follows.

(a) A total of 5,000,000 shares of Preferred Stock are authorized, none of which are issued and outstanding.

(b) A total of 100,000,000 shares of Common Stock are authorized, of which 31,548,637 shares are issued and outstanding.

10. There are no preemptive rights or any options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to acquire any of the Company’s securities from the Company, except for (i) options to purchase an aggregate of 3,810,922 shares of Common Stock subject to outstanding options and 529,782 restricted stock units previously issued pursuant to the Company’s equity plans and (ii) the 4,979,263 shares of Common Stock reserved for issuance under the 2011 Plan.

11. The Company has not adopted a stock plan known as a “Shareholder Rights Plan.”

12. There are no shares of the Company’s Common Stock subject to outstanding options under the 2011 Plan.

13. To the knowledge of the Company, all approvals, consents, or authorizations of, and filings with, any federal or California governmental authority required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations in connection with the offering described in the Registration Statement have been obtained or made, except for the filing of the Registration Statement.

14. The Company’s registration as a reporting company under the Securities and Exchange Act of 1934, as amended (the “1934 Act”), has not been terminated, nor has the Company received any notice from any person or entity of the future termination of such registration. The Company has filed all reports (such as Forms 10-K and 10-Q and proxy statements to be filed in connection with stockholder meetings) required to be filed by public reporting companies under the 1934 Act with the Securities and Exchange Commission.

15. The Registration Statement has been signed by officers of the Company who were authorized to do so by the Company’s Board of Directors.

[Signature page follows]

In Witness Whereof, the undersigned have executed this Opinion Certificate as of the date first written above.

IMMERSION CORPORATION

By:	/s/ Victor Viegas
Victor Viegas, Chief Executive Officer

By:	/s/ Amie Peters
Amie Peters, General Counsel and Secretary

June 30, 2011

Immersion Corporation

801 Fox Lane

San Jose, California 95131

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Immersion Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about June 30, 2011 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 5,000,000 shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), that are subject to issuance by the Company under the Company’s 2011 Equity Incentive Plan (the “2011 Plan”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s quarterly report on Form 10-Q filed on May 6, 2011;

(2)	the Company’s annual report on Form 10-K filed with the Commission on March 14, 2011;

(3)	the 2011 Plan and the forms of agreements thereunder;

(4)	the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, certified by the Company’s Secretary on June 30, 2011;

(5)	the Company’s registration statement on Form 8-A (File No. 001-27969), filed with the Commission on November 5, 1999;

(6)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(7)	the prospectuses prepared in connection with the Registration Statement (each a “Prospectus”);

(8)	the minutes of meetings and stockholders and the Boards of Directors approving the 2011 Plan certified by the Secretary of the Company;

(9)

a report from the Company’s transfer agent and registrar of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of June 28, 2011 and a list of option and warrant holders respecting the Company’s capital stock and of any conversion privileges or rights to purchase capital stock that has been prepared by the Company verifying the number of such issued and outstanding securities; and

(10)	a certificate addressed to us of even date herewith signed by an officer of the Company containing certain factual representations (the “Management Certificate”).

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will be effective under the Securities Act, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law or facts affecting the validity of the issuance of such shares of Stock.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto. In rendering the opinion below, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

Based upon the foregoing, it is our opinion that the 4,979,263 shares of Common Stock that may be issued and sold by the Company upon the (a) exercise of stock options to be granted under the 2011 Plan, (b) award by the Company of restricted stock, restricted stock units, performance shares or stock bonuses under the 2011 Plan, or (c) vesting of stock appreciation rights to be granted by the Company under the 2011 Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ FENWICK & WEST LLP